Exhibit 5.1

DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612-2309 www.dlapiper.com T 919.786.2000 F 919.786.2200

January 9, 2015

Monogram Residential Trust, Inc.

5800 Granite Parkway, Suite 1000

Plano, Texas 75024

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Monogram Residential Trust, Inc., a Maryland corporation (the “Company”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unspecified number of (i) shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”), (iii) depositary shares of the Company representing fractional interests in shares of Preferred Stock (the “Depositary Shares”); (iv) debt securities of the Company (“Debt Securities”), (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Stock Purchase Contracts (as defined below), Units (as defined below) or Debt Securities (“Warrants”), (vi) units comprised of Common Stock, Preferred Stock, Stock Purchase Contracts, Warrants and Debt Securities in any combination (“Units”), and (vii) stock purchase contracts of the Company (the “Stock Purchase Contracts”), obligating the holders thereof to purchase from or sell to the Company, or the Company to sell to or purchase from such holders, Common Stock, Preferred Stock, Depositary Shares or other securities at a future date or dates. The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Units and Stock Purchase Contracts are sometimes referred to collectively herein as the “Securities.”

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Registration Statement registers, among other things, the offering by the Company of Debt Securities to be issued pursuant to an indenture in the form incorporated by reference as an exhibit to the Registration Statement (as may be supplemented from time to time, the “Indenture”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus or Prospectus Supplement, other than as expressly stated herein.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined (i) such matters of fact and questions of law as we have considered appropriate for purposes of this letter, and (ii) originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.                                      The Registration Statement and the Prospectus included therein in the form in which it will be transmitted to the Commission under the Securities Act;

2.                                      The Company’s Fifth Articles of Amendment and Restatement (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.                                      The Company’s Seventh Amended and Restated Bylaws (the “Bylaws”), certified as of the date hereof by the Senior Vice President, General Counsel and Secretary of the Company;

4.                                      A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.                                      Resolutions adopted by the board of directors of the Company (the “Board”), relating to, among other matters, the registration of the Securities (the “Resolutions”), certified as of the date hereof by the Senior Vice President, General Counsel and Secretary of the Company;

6.                                      A certificate executed by the Senior Vice President, General Counsel and Secretary of the Company, dated as of the date hereof; and

7.                                      Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

In expressing the opinion set forth below, we have assumed the following:

1.                                      Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                                      Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                                      Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.                                      All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.                                      The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions and, with respect to any new classes or series of Common Stock or Preferred Stock, Articles Supplementary setting forth the number of shares and the terms of any class or series of Common Stock or Preferred Stock (the “Articles Supplementary”) to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such Common Stock or Preferred Stock (such approvals and, if applicable, acceptance for record, referred to herein as the “Corporate Proceedings”).

6.                                      Upon the issuance of any Common Stock, including any shares of Common Stock which may be issued upon conversion or exercise of any other Securities that are convertible into or exercisable for Common Stock (collectively, the “Common Securities”), the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7.                                      Upon the issuance of any Preferred Stock, including (a) shares of Preferred Stock which may be issued upon conversion or exercise of any other Securities that are convertible into or exercisable for Preferred Stock and (b) shares of Preferred Stock represented by Depositary Shares (collectively, the “Preferred Securities”), the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed, respectively, the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

8.                                      None of the Securities will be issued, sold or transferred in violation of the restrictions on ownership and transfer set forth in Article V of the Charter or any comparable provision in the Articles Supplementary creating any class or series of Preferred Stock.

9.                                      Any Securities convertible into or exercisable for any other Securities will be duly converted or exercised in accordance with their terms.

10.                               The Indenture, the Debt Securities and any related supplemental indenture or officers’ certificate establishing the terms thereof (collectively, the “Debt Securities Documents”) will be governed by the internal laws of the State of New York.

11.                               Each of the Debt Securities Documents will be duly authorized, executed and delivered by the parties thereto and each of the Debt Securities Documents will constitute legally valid and binding obligations of the parties thereto (other than the Company).

12.                               The status of each of the Debt Securities Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that, as of the date hereof:

1.                                      The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.                                      Upon the completion of all Corporate Proceedings relating to Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

3.                                      Upon the completion of all Corporate Proceedings relating to Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the

Resolutions and the Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

4.                                      Upon the completion of all Corporate Proceedings relating to Securities that are Depositary Shares, the issuance of the Depositary Shares will be duly authorized.

5.                                      Upon the completion of all Corporate Proceedings relating to Securities that are Debt Securities, the issuance of the Debt Securities will be duly authorized.

6.                                      When the Indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, and when the specific terms of a particular Debt Security have been duly established in accordance with the Indenture and authorized by all necessary Corporate Proceedings, and such Debt Security has been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement and/or the Prospectus and the applicable Prospectus Supplement(s) and by such Corporate Proceedings, such Debt Security will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

7.                                      Upon the completion of all Corporate Proceedings relating to Securities that are Warrants, the issuance of the Warrants will be duly authorized.

8.                                      Upon the completion of all Corporate Proceedings relating to Securities that are Units, the issuance of the Units will be duly authorized.

9.                                      Upon the completion of all Corporate Proceedings relating to Securities that are Stock Purchase Contracts, the issuance of the Stock Purchase Contracts will be duly authorized.

Paragraphs 1 through 5 and 7 through 9 of the foregoing opinion are limited to the laws of the State of Maryland and paragraph 6 of the foregoing opinion is limited to the laws of the State of New York. We do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland or the State of New York, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland or the State of New York, as applicable, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

Our opinion set forth in paragraph 1 above with respect to the Company’s due incorporation and existence under the laws of the State of Maryland is based solely upon certificates issued by the SDAT.

Paragraph 6 of the opinion expressed herein is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. In addition, we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ DLA PIPER LLP (US)